Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              Appalachian Power Company
                (Exact name of registrant as specified in its charter)

          Virginia                                               54-0124790
          (State or other jurisdiction                     (I.R.S. Employer
          of incorporation or organization)             Identification No.)

          40 Franklin Road, S.W.
          Roanoke, Virginia                                           24011
          (Address of principal executive offices)               (Zip Code)

           Registrant's telephone number, including area code: 540-985-2300

                              ARMANDO A. PENA, Treasurer
                     AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  1 Riverside Plaza
                                 Columbus, Ohio 43215
                                     614-223-2850
              (Name, address and telephone number of agent for service)

             It is respectfully requested that the Commission send copies of all notices, orders and communications to:

          Simpson Thacher & Bartlett         Dewey Ballantine LLP
          425 Lexington Avenue               1301 Avenue of the Americas
          New York, NY 10017-3909            New York, NY 10019-6092
          Attention: James M. Cotter         Attention: E. N. Ellis, IV


          Approximate date of  commencement of proposed sale to the public:
          At such time or times after the effective date of the Registra-tion Statement as the registrant shall determine.


               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE


            Title of                   Proposed     Proposed
         Each Class of                  Maximum     Maximum
           Securities      Amount      Offering    Aggregate     Amount of
             to be          to be        Price      Offering    Registration
           Registered    Registered    Per Unit*     Price*         Fee

          Senior Notes  $100,000,000     100%     $100,000,000    $29,500

          *Estimated solely for purpose of calculating the registration fee.


               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                    SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1998


          PROSPECTUS




                                     $100,000,000

                              APPALACHIAN POWER COMPANY
                        ____% Senior Notes, Series A, Due 2038

               The Senior Notes, Series A, Due 2038, will mature on March 31, 2038 (the "New Senior Notes"). Interest on the New Senior Notes at the rate of _____% per annum is payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 (each an "Interest Payment Date"), commencing March 31, 1998. The New Senior Notes will be redeemable at 100% of the principal amount redeemed plus accrued interest to the redemption date at the option of the Company in whole or in part on or after March __, 2003. The New Senior Notes will be available for purchase in denominations of $25 and any integral multiple thereof. See "Description of the New Senior Notes" herein.

               The New Senior Notes will be direct, unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated obligations of the Company. The New Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $1,102,000,000 outstanding at December 31, 1997. The Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by the Company.

               The New Senior Notes initially will be represented by one or more global Notes (each a "Global Note") registered in the name of a nominee of The Depository Trust Company, as Depository, or another depository (such a Note, so represented, being called a "Book-Entry Note"). Beneficial interests in Global Notes representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository's participants. Book-Entry Notes will not be issuable as certificated notes except under circumstances described herein. See "Description of the New Senior Notes -- Book-Entry Notes" herein.

               Application will be made to have the New Senior Notes listed on the New York Stock Exchange ("NYSE").

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            Price to    Underwriting      Proceeds to
                           Public(1)    Discount(2)(4)    Company(3)(4)

           Per New
           Senior Note .    100.000%       ____%             __.___%

           Total . . . .  $100,000,000    $_,___,___       $___,___,___

          (1)  Plus  accrued interest,  if any,  from the date  of original issuance.
          (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Underwriting" herein.
          (3) Before deducting expenses payable by the Company, estimated at $212,500.
          (4) The Underwriting Discount will be __% of the principal amount of the New Senior Notes sold to certain institutions. Therefore, to the extent any such sales are made to such institutions, the actual total Underwriting Discount will be less than, and the actual total Proceeds to the Company will be greater than, the amounts shown in the table above.

               The New Senior Notes are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the New Senior Notes will be made only in book-entry form through the facilities of The Depository Trust Company on or about March __, 1998 against payment thereof in immediately available funds.

          Salomon Smith Barney
               Merrill Lynch & Co.
                    Morgan Stanley Dean Witter
                         PaineWebber Incorporated
                              Prudential Securities Incorporated

               The date of this Prospectus is February __, 1998.



          CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NEW SENIOR NOTES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, PURCHASING NEW SENIOR NOTES TO COVER SYNDICATE SHORT POSITIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

               No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any underwriter, agent or dealer in any jurisdiction in which it is unlawful for such underwriter, agent or dealer to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other infor-mation may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy statements and information statements and other information regarding registrants that file electroni-cally with the SEC, including the Company. Certain of the Company's securities are listed on the New York Stock Exchange and on the Philadelphia Stock Exchange, where reports and other information concerning the Company may also be inspected.

                         DOCUMENTS INCORPORATED BY REFERENCE

               The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

               -- The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

               -- The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

               --   The  Company's  Current  Report  on  Form   8-K,  dated
                    December 21, 1997.

               All documents subsequently filed  by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G. C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

                                  TABLE OF CONTENTS
                                                                       Page

          Available Information . . . . . . . . . . . . . . . . . . . . . 2
          Documents Incorporated by Reference . . . . . . . . . . . . . . 2
          Table of Contents . . . . . . . . . . . . . . . . . . . . . . . 3
          The Company . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 4
          Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . . . 4
          Description of New Senior Notes . . . . . . . . . . . . . . . . 4
          Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . .  14
          Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Underwriting  . . . . . . . . . . . . . . . . . . . . . . . .  15

                                     THE COMPANY

               The Company is engaged in the generation, purchase, transmission and distribution of electric power to approximately 877,000 customers in southwestern Virginia and southern West Virginia, and in supplying electric power at wholesale to other electric utility companies, municipalities and non-utility entities engaged in the wholesale power market. Its principal executive offices are located at 40 Franklin Road, S.W., Roanoke, Virginia 24011 (telephone number: 540-985-2300). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).

                                   USE OF PROCEEDS

               The Company proposes to use the net proceeds from the sale of the New Senior Notes to redeem or repurchase certain of its outstanding debt and/or preferred stock, to fund its construction program, to repay short-term indebtedness incurred in connection with such purchase or its construction program and for other corporate purposes. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.

               The Company's First Mortgage Bonds, 7.95% Series due 2002 ($60,000,000 principal amount outstanding) will be redeemed on March 1, 1998 at their regular redemption price of 101.14%. The Company's First Mortgage Bonds, 8.43% Series due 2022 ($50,000,000 principal amount outstanding) may be redeemed at their regular redemption price of 106.33%. The Company's First Mortgage Bonds, 8.70% Series due 2022 ($35,000,000 principal amount outstanding) may be redeemed at their regular redemption price of 106.53%. The Company's First Mortgage Bonds, 8.75% Series due 2022 ($29,919,000 principal amount outstanding) may be redeemed at their regular redemption price of 106.13%. The Company's First Mortgage Bonds may also be redeemed through the application of cash deposited with the Trustee under the Company's Mortgage (as defined below) pursuant to certain provisions thereof.

               The Company has estimated that its consolidated construction costs (inclusive of allowance for funds used during construction) for 1998 will be approximately $206,000,000. At January 21, 1998, the Company had approximately $113,000,000 of short-term unsecured indebtedness outstanding.

                          RATIO OF EARNINGS TO FIXED CHARGES

               Below is set forth the ratio of earnings to fixed charges for each of the twelve month periods ended December 31, 1992 through 1996 and September 30, 1997:

                        12-Month
                      Period Ended                Ratio

                    December 31, 1992             2.58
                    December 31, 1993             2.69
                    December 31, 1994             2.37
                    December 31, 1995             2.54
                    December 31, 1996             2.78
                    September 30, 1997            2.45

                           DESCRIPTION OF NEW SENIOR NOTES

               The New Senior Notes will be issued as a series of Securities under an Indenture, dated as of January 1, 1998, between the Company and The Bank of New York, as Trustee (the "Trustee"), as heretofore supplemented and amended and as to be further supplemented and amended (the "Indenture"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

               All Notes (including the New Senior Notes) to be issued under the Indenture are herein sometimes referred to as "Notes". Copies of the Indenture, including the form of Company Order pursuant to which each series of Notes may be issued, are filed as exhibits to the Registration Statement.

          General

               The New Senior Notes will be issued in fully registered form only, without coupons. The New Senior Notes will be issued initially as one or more Book-Entry Notes. Except as set forth herein under "Book-Entry Notes", the New Senior Notes will not be issuable as certificated notes. The authorized denominations of Global Notes will be $25 and any integral multiple thereof.

               The New Senior Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured debt of the Company, except debt that by its terms is subordinated to the unsecured debt of the Company. The Indenture provides that New Senior Notes may be issued thereunder without limitation as to aggregate principal amount and may be issued thereunder from time to time in one or more series or one or more Tranches thereof, as authorized by a Board Resolution and as set forth in a Company Order or one or more supplemental indentures creating such series. (Section 2.01).

               Substantially all of the fixed properties and franchises of the Company are subject to the lien of its first mortgage bonds (the "Bonds") issued under and secured by a Mortgage and Deed of Trust, dated as of December 1, 1940, as previously supplemented and amended by supplemental indentures, between the Company and Bankers Trust Company, as trustee (the "Mortgage").

               The New Senior Notes are not convertible into any other security of the Company. The covenants contained in the Indenture do not limit the amount of other debt, secured or unsecured, which may be issued by the Company. In addition, the Indenture does not contain any provisions that afford holders of New Senior Notes protection in the event of a highly leveraged transaction involving the Company.

          Principal Amount, Maturity and Interest

               The New Senior Notes will be limited in aggregate principal amount to $100,000,000.

               The New Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 31, 2038 and will bear interest at the rate per annum shown in the title thereof from the date on which the New Senior Notes are originally issued until the principal amount thereof becomes due and payable. The New Senior Notes are not subject to any sinking fund provision.

               Interest on each New Senior Note will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and at redemption, if any, or maturity. The initial Interest Payment Date is March 31, 1998. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Interest on New Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

               Payments of interest on the New Senior Notes (other than interest payable at redemption, if any, or maturity) will be made, except as provided below, in immediately available funds to the owners of such New Senior Notes (which, in the case of Global Notes representing Book-Entry Notes, will be a nominee of the Depository, as hereinafter defined) as of the Regular Record Date (as defined below) for each Interest Payment Date.

               The principal of the New Senior Notes and any premium and interest thereon payable at redemption, if any, or maturity will be paid in immediately available funds upon surrender thereof at the office of The Bank of New York at 101 Barclay Street in New York, New York. Should any New Senior Note be issued other than as a Global Note, interest (other than interest payable at redemption or maturity) may, at the option of the Company, be paid to the person entitled thereto by check mailed to any such person. See "Book-Entry Notes" herein.

               If, with respect to any New Senior Note, any Interest Payment Date, redemption date or the maturity is not a Business Day (as defined below), payment of amounts due on such New Senior Note on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date.

               The "Regular Record Date" with respect to a New Senior Note will be the March 15, June 15, September 15 or December 15, as the case may be, next preceding an Interest Payment Date or if such March 15, June 15, September 15 or December 15 is not a Business Day, the next preceding Business Day.

               "Business Day" with respect to any New Senior Note means any day that (a) in the Place of Payment (as defined in the Indenture) (or in any of the Places of Payment, if more than one) in which amounts are payable as specified in the form of such Note and (b) in the city in which the Trustee administers its corporate trust business, is not a day on which banking institutions are authorized or required by law or regulation to close.

          Certain Trading Characteristics of the New Senior Notes

               The New Senior Notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the New Senior Notes that is not included in the trading price thereof. Any portion of the trading price of a New Senior Note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the New Senior Note.

               The trading price of the New Senior Notes is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the New Senior Notes may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the New Senior Notes, although any increase will be moderated by the Company's ability to call the New Senior Notes at any time on or after March __, 2003 at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest.

          Optional Redemption

               The New Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March __, 2003, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed together with accrued and unpaid interest to the redemption date.

          Form, Exchange, Registration and Transfer

               New Senior Notes in definitive form will be issued only as registered Notes without coupons in denominations of $25 and in integral multiples thereof authorized by the Company. New Senior Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Company or the Security Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar with respect to New Senior Notes. The Company may change the place for registration of transfer and exchange of the New Senior Notes and may designate one or more additional places for such registration and exchange. (Sections 2.05 and 4.02).

               The Company shall not be required to (i) issue, register the transfer of or exchange any New Senior Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding New Senior Notes and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any New Senior Notes or portions thereof called for redemption in whole or in part. (Section 2.05).

          Payment and Paying Agents

               Payment of principal of and premium, if any, on any New Senior Note will be made only against surrender to the Paying Agent of such New Senior Note. Principal of and any premium and interest on New Senior Note will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such New Senior Note.

               The Trustee initially will act as Paying Agent with respect to New Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts. (Sections 4.02 and 4.03).

               All moneys paid by the Company to a Paying Agent for the payment of the principal of and premium, if any, or interest, if any, on any New Senior Notes that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such New Senior
          Note will thereafter look only to the Company for payment thereof. (Section 11.04).

          Book-Entry Notes

               Except under the circumstances described below, the New Senior Notes will be issued in whole or in part in the form of one or more Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), or such other depository as may be subsequently designated (the "Depository"), and registered in the name of a nominee of the Depository.

               Book-Entry Notes represented by a Global Note will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issuable as certificated notes.

               So long as the Depository, or its nominee, is the registered owner of a Global Note, such Depository or such nominee, as the case may be, will be considered the sole owner of the individual Book-Entry Notes represented by such Global Note for all purposes under the Indenture. Payments of principal of and premium, if any, and any interest on individual Book-Entry Notes represented by a Global Note will be made to the Depository or its nominee, as the case may be, as the owner of such Global Note. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have any of the individual Book-Entry Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Book-Entry Note and will not be considered the owners thereof under the Indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

               If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, the Company will issue individual certificated notes in exchange for the Global Note representing the corresponding Book-Entry Notes. In addition, the Company may at any time and in its sole discretion determine not to have any New Senior Notes represented by the Global note and, in such event, will issue individual certificated notes in exchange for the Global Note representing the corresponding Book-Entry Notes. In any such instance, an owner of a Book-Entry Note represented by a Global Note will be entitled to physical delivery of individual certificated notes equal in principal amount to such Book-Entry Note and to have such certificated notes registered in his or her name. Individual certificated notes so issued will be issued as registered New Senior Notes in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

               DTC has confirmed to the Company and the Underwriters the following information:

               1. DTC will act as securities depository for the Global Notes. The New Senior Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Note will be issued for the series of New Senior Notes, in the aggregate principal amount of such series, and will be deposited with DTC.

               2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct
          Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

               3. Purchases of New Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the New Senior Notes on DTC's records. The ownership interest of each actual purchaser of each New Senior Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the New Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in New Senior Notes, except in the event that use of the book-entry system for the New Senior Notes is discontinued.

               4. To facilitate subsequent transfers, all New Senior Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of New Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Senior Notes; DTC's records reflect only the identity of the Direct
          Participants  to  whose  accounts   such  New  Senior  Notes  are
          credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect
          Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               6. Redemption notices shall be sent to Cede & Co. If less than all of the New Senior Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

               7.   Neither  DTC nor Cede &  Co. will consent  or vote with
          respect to the New Senior Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               8. Principal and interest payments on the New Senior Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Underwriters or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

               9. DTC may discontinue providing its services as securities depository with respect to the New Senior Notes at any time by giving reasonable notice to the Company and the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

               10. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

               None of the Company, the Trustee or any agent for payment on or registration of transfer or exchange of any Global Note will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          Modification of the Indenture

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Notes of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Notes; provided, that no such modification may, without the consent of the holder of each outstanding Note affected thereby, (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security (as defined in the Indenture) that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, (ii) reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Notes, the holders of which are required to waive any default and its consequences. (Section 9.02).

               In addition, the Company and the Trustee may execute, without the consent of any holder of Notes, any supplemental indenture for certain other usual purposes including the creation of any new series of Notes. (Sections 2.01, 9.01 and 10.01).

          Events of Default

               The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of
          Notes:

                    (a) failure for  30 days  to pay interest  on Notes  of
               that series when due and payable; or

                    (b) failure for 3 Business Days to pay principal or premium, if any, on Notes of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or

                    (c) failure by the Company to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Trustee or the holders of at least 33% in principal amount of the outstanding Notes of that series; or

                    (d) certain events involving bankruptcy, insolvency or reorganization of the Company; or

                    (e) any other event of default provided for in a series
               of Notes. (Section 6.01).

               The Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of Notes may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

               The holders of a majority in aggregate outstanding principal amount of any series of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee indemnity satisfactory to it. (Section 7.02).

               The holders of a majority in aggregate outstanding principal amount of any series of Notes affected thereby may, on behalf of the holders of all Notes of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Notes of such series. (Section 6.06). The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

          Consolidation, Merger and Sale

               The Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the Notes. (Section 10.01).

          Legal Defeasance and Covenant Defeasance

               Notes of any series may be defeased in accordance with their terms and, unless the supplemental indenture or Company Order establishing the terms of such series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Note, to replace destroyed, lost or stolen Notes and to maintain agencies in respect of the Notes) with respect to the Notes of such series and the Indenture ("legal defeasance"). The Company at any time also may terminate as to a series its obligations with respect to the Notes of that series under any restrictive covenant which may be applicable to that particular series ("covenant defeasance").

               The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, the particular series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to that particular series.

               To exercise either of its defeasance options as to a series, the Company must deposit with the Trustee or any paying agent, in trust: moneys or Eligible Obligations, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Notes of such series that are Outstanding (as defined in the Indenture). Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Indenture with respect to such series and that such holders will realize gain, loss or income on such Notes, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred. (Section 11.01).

               In the event the Company exercises its option to effect a covenant defeasance with respect to the Notes of any series and the Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and Eligible Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments. (Section 11.01).

          Governing Law

               The Indenture and New Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

          Concerning the Trustee

               AEP System companies, including the Company, utilize or may utilize some of the banking services offered by The Bank of New York in the normal course of their businesses. Among such services are the making of short-term loans, generally at rates related to the prime commercial interest rate.

                                    LEGAL OPINIONS

               Opinions with respect to the legality of the New Senior Notes will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425
          Lexington Avenue, New York, New York and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, counsel for the Underwriters. Additional legal opinions in connection with the offering of the New Senior Notes may be given by Thomas G. Berkemeyer or David C. House, counsel for the Company. Mr.
          Berkemeyer  is Assistant  General Counsel,  and  Mr. House  is an
          Attorney, in the Legal Department of American Electric Power Service Corporation, a wholly owned subsidiary of AEP. From time to time, Dewey Ballantine LLP acts as counsel to affiliates of the Company in connection with certain matters.

                                       EXPERTS

               The  financial statements  and  related financial  statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     UNDERWRITING

               Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below ("Underwriters"), and each of the Underwriters has severally agreed to purchase from the Company the respective principal amount of New Senior Notes set forth opposite its name below:

                                                        Principal Amount
          Underwriters                                 of New Senior Notes

          Smith Barney Inc.   . . . . . . . . . . . . . .   $
          Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated  . . . . . . . . . . .   $
          Morgan Stanley & Co. Incorporated   . . . . . .   $
          PaineWebber Incorporated  . . . . . . . . . . .   $
          Prudential Securities Incorporated  . . . . . .   $

               TOTAL  . . . . . . . . . . . . . . . . . . . $100,000,000


               In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the New Senior Notes offered hereby if any of the New Senior Notes are purchased.

               The Underwriters propose to offer the New Senior Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession not in excess of $______ per New Senior Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $______ per New Senior Note to certain brokers and dealers. After the New Senior Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

               The  Company has agreed, during  the period of  30 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any New Senior Notes, any security convertible into or exchangeable into or exercisable for New Senior Notes or any debt securities substantially similar to the New Senior Notes (except for the New Senior Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Underwriters.

               The New Senior Notes are a new issue of securities with no established trading market. While the Company intends to list the New Senior Notes on the NYSE, there can be no assurance that an active market for the New Senior Notes will develop or be sustained in the future on the NYSE. Listing will depend upon satisfaction of the NYSE's listing requirements with respect to the New Senior Notes. The Underwriters have advised the Company that they intend to make a market in the New Senior Notes prior to the commencement of trading on the NYSE. The Underwriters will have no obligation to make a market in the New Senior Notes, however, and may cease market making activities, if commenced, at any time.

               The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933.

               In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the New Senior Notes at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, purchasing New Senior Notes to cover syndicate short positions and imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. Covering a syndicate short position means placing a bid or effecting a purchase of a security on behalf of the underwriting syndicate to reduce the short position created in connection with the offering. Imposing a penalty bid means purchasing a security in the open market to reduce the underwriting syndicate's short position or to stabilize the price of the security and in connection therewith reclaiming the amount of the selling concession from the underwriters and selling group members who sold such securities as part of the offering.

               In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

               Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the New Senior Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced, will not be discontinued without notice.

               The Underwriters, and certain affiliates thereof, engage in transactions with, and from time to time have performed services for, the Company and its affiliates in the ordinary course of business.



                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

                    Estimation based upon the issuance of all of the New Senior Notes in one issuance:

          Securities and Exchange Commission
            Filing Fees                                            $ 29,500
          Printing Registration Statement,
            Prospectus, etc.                                         25,000
          Printing and Engraving New Senior Notes                    10,000
          Independent Auditors' fees                                 15,000
          Charges of Trustee (including counsel fees)                10,000
          Legal fees                                                 65,000
          Rating Agency fees                                         48,000
          Miscellaneous expenses                                   $ 20,000

               Total                                               $212,500

          *    Estimated, except for filing fees.


          Item 15.  Indemnification of Directors and Officers.

               The  Bylaws of  the Company provide  that the  Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligations to pay judgments, settlements, penalties, fines (including any excise tax) or reasonable expenses (including attorneys' fees) incurred by such person in connection with such action, suit or proceeding if (a) such person conducted him or herself in good faith, (b) such person believed in the case of conduct in such person's official capacity with the Company (as defined) that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to its best interests, (c) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful and (d) such person was not grossly negligent or guilty of willful misconduct. Such indemni-fication in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding. Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such person has met the applicable standard of conduct.

               Section  13.1-698  of the  Code  of  Virginia provides  that unless limited by the articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding. Section 13.1-699 provides that a corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to such a proceeding in advance of final disposition of such proceeding if (a) the director furnishes a written statement of his or her good faith belief that the standard of conduct described in
          Section 13.1-697 has been met; (b) the director furnishes the corporation a written undertaking by or on behalf of the director to repay the advance if it is ultimately determined that such person did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification. Section 13.1-700.1 provides procedures which allow directors to apply to a court for an order directing advances or indemnification.

               Section 13.1-702 provides that unless limited by the articles of incorporation, (a) officers are entitled to mandatory indemni-fication under Section 13.1-698 and to apply for court ordered indemnification under Section 13.1-700.1 to the same extent as a director, and (b) that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. Section 13.1-704 provides that any corporation shall have the power to make any further indemnity to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the stockholders or any resolution adopted, before or after the event, by the stockholders, except an indemnity against willful misconduct or a knowing violation of criminal law.

               The above is a general summary of certain provisions of the Company's Bylaws and the Code of Virginia and is subject in all respects to the specific and detailed provisions of the Company's Bylaws and the Code of Virginia.

               Reference is made to the Selling Agency Agreement and the Underwriting Agreement filed as Exhibits 1(a) and 1(b) hereto, respectively, which provide for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

               The   Company  maintains  insurance  policies  insuring  its
          directors and officers against certain obligations that may be incurred by them.

          Item 16.  Exhibits.

               Reference  is  made  to  the information  contained  in  the
          Exhibit Index filed as part of this Registration Statement.

          Item 17.  Undertakings.

               The undersigned registrant hereby undertakes:

               (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the New Senior Notes, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

               (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Virginia, the registrant's bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
               (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the New Senior Notes, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

               (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 9th day of February, 1998.


                                        APPALACHIAN POWER COMPANY

                                        E. Linn Draper, Jr.*
                                        Chairman of the Board and
                                           Chief Executive Officer


               Pursuant to the  requirements of the Securities Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.


                    Signature                 Title                  Date

          (i) Principal Executive
                Officer              Chairman of the Board
                                     and Chief Executive
              E. Linn Draper, Jr.*         Officer         February 9, 1998

          (ii) Principal Financial
                 Officer:

               G. P. Maloney*          Vice President      February 9, 1998

          (iii) Principal Accounting
                  Officer:

               P. J. DeMaria*          Controller          February 9, 1998

          (iv) A Majority of the
                 Directors:

               P. J. DeMaria*
               E. Linn Draper, Jr.*
               H. W. Fayne*
               Wm. J. Lhota*
               G. P. Maloney*
               James J. Markowsky*
               J. H. Vipperman*                            February 9, 1998

          *By_/s/ A. A. Pena_
          (A. A. Pena, Attorney-in-Fact)



                                    EXHIBIT INDEX

               Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

          Exhibit No.                    Description

          * 1       -    Copy  of proposed  form of  Underwriting Agreement
                         for the New Senior Notes.

          * 4(a)    -    Copy of  Indenture, dated  as of January  1, 1998,
                         between the Company and The Bank of New York, as Trustee, for the Notes.

          * 4(b)    -    Copy of Company Order, dated January 21, 1998, for
                         the Unsecured Medium Term Notes, Series A.

          * 4(c)    -    Copy of proposed form of Company Order for the New
                         Senior Notes.

          * 5       -    Opinion of Simpson Thacher & Bartlett with respect
                         to the New Senior Notes.

           12       -    Statement  re  Computations  of Ratios  [Quarterly
                         Report on Form 10-Q of the Company for the period ended September 30, 1997, File No. 1-3457, Exhibit
                         12].

          *23(a)    -    Consent of Deloitte & Touche LLP.

           23(b)    -    Consent of Simpson Thacher & Bartlett (included in
                         Exhibit 5 filed herewith).

          *24       -    Powers of Attorney and resolutions of the Board of
                         Directors of the Company.

          *25       -    Form T-1 re eligibility of The Bank of New York to
                         act as Trustee under the Indenture.